Exhibit 99.1

Register.com Reports Third Quarter 2003 Financial Results

    NEW YORK--(BUSINESS WIRE)--Nov. 10, 2003--Register.com, Inc. (Nasdaq: RCOM), a leading provider of global domain registration and Internet services, today reported net income for the third quarter ended September 30, 2003 of $2.4 million or $0.06 per diluted share, compared to a net loss of $(14.6) million, or $(0.36) per share, for the third quarter of 2002 and compared to a net loss of $(3.0) million, or $(0.07) per share, for the second quarter of 2003. Third quarter 2002 net loss included $17.0 million for a goodwill writedown and amortization of intangibles.
    Net revenues for the third quarter of 2003 were $25.8 million, compared to net revenues of $25.5 million for the third quarter of 2002, and $26.2 million for the second quarter of 2003. Third quarter 2003 revenue breakdown remained constant with the second quarter 2003:
86% from registrations, 9% from other products and services and 5% from advertising. This compares with a respective revenue breakdown of 93%, 5% and 2% in the third quarter of 2002. At the end of the third quarter of 2003, the Company's total deferred revenue balance was $88.1 million, representing a $1.1 million decrease from the balance at the end of the second quarter of 2003.
    Total operating expenses in the third quarter of 2003 were $16.2 million compared to $38.2 million in the third quarter of 2002. This $22.0 million year over year decrease primarily resulted from a $17.0 million goodwill writedown in the third quarter of 2002. Income from operations in the third quarter of 2003 was $1.8 million, compared with a loss from operations of $(20.9) million in the third quarter of 2002.
    At the end of the third quarter of 2003, Register.com had $90.2 million in cash, short-term investments and marketable securities, representing a $117.9 million decrease from the balance at the end of the second quarter of 2003. The decrease was due primarily to the completion of the Company's $120 million self-tender offer for common stock and warrants, which was completed in September 2003 and $5.7 million in advisory fees and expenses paid in connection with the self-tender offer and the consideration of various strategic alternatives following the unsolicited acquisition proposals the Company received in early 2003. Cash flow from operations in the third quarter of 2003 was $3.5 million, which reflects the $5.7 million advisory fee payment and also includes a $3.2 million refund of income taxes paid in prior years.
    "Our results this quarter demonstrate Register.com's commitment to its two key areas of focus: our ongoing investment to rebuild our infrastructure and efforts to diversify our revenue with sales of additional products and services," said Peter A. Forman, President and Chief Executive Officer of Register.com. "We continue to press ahead with the systems improvements that are essential to increasing operating efficiencies in the long-term. These upgrades will also enhance our ability to sell more value-added services and deepen the relationships we have with over one million customers. I am particularly pleased with the continued strength in sales of other products and services in the third quarter."
    Gross margin for the third quarter of 2003 was 70%, compared with 68% in the third quarter of 2002 and 67% in the second quarter of 2003. The increase in gross margin from the second quarter of 2003 was due in large part to the closure of redundant co-location facilities in the quarter, which reduced our cost of revenues.
    The Company registered, transferred and renewed approximately 501,000 domain names in the third quarter of 2003. This compares to approximately 516,000 registrations in the second quarter of 2003, and approximately 523,000 registrations in the third quarter of 2002. Of the total registrations in the third quarter of 2003, approximately 215,000 were new and transferred registrations, and approximately 286,000 were renewals. As of September 30, 2003, Register.com had approximately 3.1 million domain names under management. The Company's renewal rate for paid registrations for the first nine months of 2003 was approximately 50%.
    Register.com will hold a conference call at 4:30 p.m. ET today to discuss the Company's third quarter 2003 results. The event will be webcast live on the Company's investor website: http://investor.register.com. An audio archive will be available on the site beginning two hours after the call's start time.

    About Register.com

    Register.com, Inc. (www.register.com) is a leading provider of global domain name registration and Internet services for businesses and consumers that wish to have a unique address and branded identity on the Internet. With over three million domain names under management, Register.com has built a brand based on quality domain name management services for small and medium sized businesses, large corporations, as well as ISPs, telcos and other online businesses. The company was founded in 1994 and is based in New York.

    Statements in this announcement other than historical data and information constitute forward-looking statements, and involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. These potential risks and uncertainties include, among others, risks associated with the Company's restructuring process and future business plan, including the risk that expected cost reductions and increased revenues may not be realized at all or in the intended time frame, risks associated with the Company's recently completed $120 million self-tender offer, uncertainty of future revenue and profitability from existing and acquired businesses, increasing competition across all segments of the domain name registration business, risks associated with high levels of credit card chargebacks and refunds, uncertainty regarding the launch of the .pro top level domain, customer acceptance of new products and services offered in addition to, or as enhancements of, our registration services, uncertainty of regulations related to the domain registration business and the Internet generally, the rate of growth of the Internet and domain name industry, risks associated with any extraordinary transactions we may pursue and other factors detailed in our filings with the Securities and Exchange Commission, including our quarterly report on Form 10-Q for the period ended June 30, 2003 currently on file.


                   Consolidated Financial Statements
                          Register.com, Inc.
                      Consolidated Balance Sheet
                 (in thousands, except share amounts)

                                            September 30, December 31,
                                                 2003         2002
                                             ------------ ------------
Assets                                       (Unaudited)
Current assets
 Cash and cash equivalents                      $  48,270    $ 50,557
 Short-term investments                            36,678     105,283
 Accounts receivable, less allowance of
  $2,421 and $2,695, respectively                   8,442       8,453
 Prepaid domain name registry fees                 14,824      15,457
 Deferred tax assets, net                          21,682      23,052
 Other current assets                               3,599       3,303
                                             ------------ ------------
       Total current assets                       133,495     206,105
Fixed assets, net                                   8,530       8,450
Prepaid domain name registry fees, net of
 current portion                                    9,404       7,131
Other investments                                     396         396
Marketable securities                               5,222      61,205
Goodwill and other intangibles, net                 1,971       2,317
                                             ------------ ------------
       Total assets                             $ 159,018    $285,604
                                             ============ ============

Liabilities and Stockholders' Equity
Current liabilities
 Accounts payable and accrued expenses          $  15,076    $ 15,227
 Deferred revenue                                  50,562      55,617
 Acquisition notes payable                              -       9,625
                                             ------------ ------------
       Total current liabilities                   65,638      80,469
Deferred revenue, net of current portion           37,532      31,493
                                             ------------ ------------
       Total liabilities                          103,170     111,962
                                             ------------ ------------
Commitments and contingencies

Stockholders' equity
 Preferred stock - $.0001 par value,
  5,000,000 shares authorized; none issued
  and outstanding at September 30, 2003 and
  December 31, 2002, respectively                       -           -
 Common stock - $0.0001 par value,
  200,000,000 shares authorized; 23,487,901
  and 40,624,502 shares issued and
  outstanding at September 30, 2003 and
  December 31, 2002, respectively                       2           4
 Additional paid-in capital                        97,549     216,713
 Unearned compensation                               (816)     (1,376)
 Accumulated other comprehensive income             1,553       2,179
 Accumulated deficit                              (42,440)    (43,878)
                                             ------------ ------------
       Total stockholders' equity                  55,848     173,642
                                             ------------ ------------
       Total liabilities and stockholders'
        equity                                  $ 159,018    $285,604
                                             ============ ============

                          Register.com, Inc.
                 Consolidated Statements of Operations
                              (Unaudited)

               (in thousands, except per share amounts)

                                       Three months       Nine months
                                          ended             ended
                                       September 30,     September 30,
                                     ---------------- ----------------
                                      2003     2002    2003     2002
                                     ------- -------- ------- --------
Net revenues                        $25,749 $ 25,490 $79,006 $ 79,757
Cost of revenues                      7,748    8,182  24,609   26,092
                                     ------- -------- ------- --------
   Gross profit                      18,001   17,308  54,397   53,665
                                     ------- -------- ------- --------
Operating costs and expenses
 Sales and marketing                  6,098    7,270  19,344   23,798
 Research and development             5,079    3,897  13,149    9,372
 General and administrative
  (including non-cash compensation
  of $285, $492, $760 and $1,415,
  respectively)                       4,877   10,030  22,323   18,693
 Amortization and writedown of
  intangibles                           137   17,003     406   17,156
                                     ------- -------- ------- --------
    Total operating expenses         16,191   38,200  55,222   69,019
                                     ------- -------- ------- --------
Income (Loss) from operations         1,810  (20,892)   (825) (15,354)
Other income, net                       771    1,174   2,549    4,237
                                     ------- -------- ------- --------
Income before provision for (benefit
 from) income taxes                   2,581  (19,718)  1,724  (11,117)
Provision for (Benefit from) income
 taxes                                  158   (5,155)    287   (1,055)
                                     ------- -------- ------- --------
   Net income (loss)                $ 2,423 $(14,563)$ 1,437 $(10,062)
                                     ======= ======== ======= ========

   Basic income (loss) per share    $  0.06 $  (0.36)$  0.04 $  (0.26)
                                     ======= ======== ======= ========
   Diluted income (loss) per share  $  0.06 $  (0.36)$  0.03 $  (0.26)
                                     ======= ======== ======= ========
   Weighted average number of shares
    outstanding:
       Basic                         37,426   40,049  39,830   39,370
                                     ======= ======== ======= ========
       Diluted                       38,927   40,049  41,264   39,370
                                     ======= ======== ======= ========

                          Register.com, Inc.
                 Consolidated Statements of Cash Flows
                              (Unaudited)

                               Three months ended  Nine months ended
                                  September 30,      September 30,
                               ------------------  -------------------
                                  2003    2002       2003      2002
                               --------- --------  --------- ---------
                                           (in thousands)
Cash flows from operating
 activities:
Net income (loss)              $   2,423 $(14,563)$   1,437 $ (10,062)
Adjustments to reconcile net
 income (loss) to net cash
 provided by operating
 activities net of
 acquisitions:
 Depreciation and amortization     1,224   18,347     3,696    20,468
 Compensatory stock options and
  warrants expense                   285      491       760     1,109
 Deferred income taxes             1,925   (1,327)    1,370    (4,130)
 Tax benefit from exercise
  of employee stock options          169   (2,837)      223     1,171
Changes in assets and
 liabilities affecting
 operating cash flows:
 Accounts receivable                468    6,803        98     5,024
 Prepaid domain name registry
  fees                              (336)   1,492    (1,565)     (685)
 Deferred revenues                (1,116)  (3,153)      722     5,710
 Other current assets              2,833    2,252       372     1,866
 Accounts payable and accrued
  expenses                        (5,560)  (3,715)   (2,276)   (2,793)
 Other current liabilities         1,161   (3,488)    1,570    (3,488)
                                --------- -------- --------- ---------
   Net cash provided by
    operating activities           3,476      302     6,407    14,190
                                --------- -------- --------- ---------
Cash flows from investing
 activities:
 Purchases of fixed assets          (749)  (1,166)   (3,316)   (2,920)
 Purchases of investments       (174,604) (83,312) (341,736) (226,965)
 Maturities of investments       255,558   82,735   465,569   222,097
 Acquisitions, net                     -     (131)        -    (9,380)
                                --------- -------- --------- ---------
   Net cash provided by (used
    in) investing activities      80,205   (1,874)  120,517   (17,168)
                                --------- -------- --------- ---------
Cash flows from financing
 activities:
 Net proceeds from issuance of
  common stock and warrants          (77)   4,778       413     6,227
 Purchase of treasury shares    (120,000)    (333) (120,000)     (333)
 Issuance of notes payable             -        -         -     8,552
 Repayment of notes payable            -        -    (9,927)        -
 Principal payments on
  capital lease obligations            -       (8)        -      (212)
                                --------- -------- --------- ---------
   Net cash (used in) provided
    by financing activities     (120,077)   4,437  (129,514)   14,234
                                --------- -------- --------- ---------
Effect of exchange rate changes
 on cash                              24      650       303     1,314
                                --------- -------- --------- ---------
Net (decrease) increase in cash
 and cash equivalents            (36,372)   3,515    (2,287)   12,570
Cash and cash equivalents at
 beginning of period              84,642   70,987    50,557    61,932
                                --------- -------- --------- ---------
Cash and cash equivalents at
 end of period                 $  48,270 $ 74,502 $  48,270 $  74,502
                                ========= ======== ========= =========
Supplemental disclosure of cash
 flow information
 Cash paid for interest        $       - $      - $     184 $       8
 Cash paid for income taxes    $       - $      - $     130 $   1,731


                          Register.com, Inc.
                 Consolidated Statements of Operations
                              (Unaudited)

               (in thousands, except per share amounts)

                                            Three months ended
                                  ------------------------------------
                                  Sept.30, June 30, March 31, Dec. 31,
                                    2003     2003     2003      2002
                                  -------- -------- -------- ---------
Net revenues                       $25,749  $26,167  $27,090  $26,531
Cost of revenues                     7,748    8,570    8,291    9,207
                                  -------- -------- -------- ---------
   Gross profit                     18,001   17,597   18,799   17,324
                                  -------- -------- -------- ---------
Operating costs and expenses
 Sales and marketing                 6,098    6,599    6,647    7,424
 Research and development            5,079    4,169    3,901    3,985
 General and administrative
  (including non-cash compensation of
  $285, $287, $188, and $521,
  respectively)                      4,877   11,354    6,092    7,619
 Amortization of intangibles           137      135      134      134
                                  -------- -------- -------- ---------
    Total operating expenses        16,191   22,257   16,774   19,162
                                  -------- -------- -------- ---------
Income (loss) from operations        1,810   (4,660)   2,025   (1,838)
Other income, net                      771      899      879    1,351
                                  -------- -------- -------- ---------
Income (loss) before provision
 (benefit) for income taxes          2,581   (3,761)   2,904     (487)
Provision (benefit) for income taxes   158     (765)     894     (140)
                                  -------- -------- -------- ---------
   Net income (loss)               $ 2,423  $(2,996) $ 2,010  $  (347)
                                  ======== ======== ======== =========

   Basic income (loss) per share   $  0.06  $ (0.07) $  0.05  $ (0.01)
                                  ======== ======== ======== =========
   Diluted income (loss) per share $  0.06  $ (0.07) $  0.05  $ (0.01)
                                  ======== ======== ======== =========
   Weighted average number of shares
    outstanding:
       Basic                        37,426   40,991   40,685   40,057
                                  ======== ======== ======== =========
       Diluted                      38,927   40,991   43,286   40,057
                                  ======== ======== ======== =========

    CONTACT: Register.com, Inc.
             Stephanie Marks, 212-798-9169
             smarks@register.com